Exhibit 10.34

THIRD AMENDMENT TO
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

THIS THIRD AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Amendment”) is entered into at San Diego, California as of June 10, 2002, between H. G. FENTON COMPANY, a California corporation which acquired title as H. G. Fenton Material Company (“Seller”), and BIOSITE INCORPORATED, a Delaware corporation (“Buyer”), with reference to the following

R E C I T A L S:

A.                                                                                   Seller and Buyer are the parties to a Purchase Agreement and Escrow Instructions dated as of December 7, 2001 and previously amended as of February 12 and February 14, 2002 (“Agreement”), relating to certain real property in the Carroll Canyon area of San Diego, California as depicted on Exhibit A to the Agreement (“Land”). Initially capitalized terms not otherwise defined in this Amendment have the same meanings as in the Agreement, as previously amended. Pursuant to the Agreement, the parties have established Escrow No. 51943-PM with Stewart Title of California, Inc. as Escrow Holder.

B.                                                                                     The Agreement establishes the Purchase Price as $24.50 per square foot of Net Salable Area of the Land. At the time the Agreement was entered into, the parties anticipated that the Net Salable Area would be 25.8 acres or 1,123,848 square feet, with the Purchase Price thus expected to be $27,534,276.The Grading Certifications described below have now been delivered and approved by Buyer, with the civil engineer certifying that the Net Salable Area is in fact 1,148,879.05 square feet, or 26.37 acres. The parties wish to modify the Agreement to reflect the actual Purchase Price of $28,147,537.

THE PARTIES AGREE:

1.                                                                                       Grading Certifications. Buyer acknowledges that it has received and approved each of the following Grading Certifications, and agrees that the special condition of Paragraph 6.1.5 of the Agreement has been satisfied:

(a)                                                                                                                                  Determination of Net Salable Acres, dated April 15, 2002, prepared by Stuart Engineering (with Area Exhibit);

(b)                                                                                                                                 As-Built Elevations, dated April 15, 2002, prepared by Stuart Engineering (with Elevation Exhibit), and

(c)                                                                                                                                  Final Report of Testing and Observation Services During Grading, Biosite Project Fenton Carroll Canyon Technology Center, Lots 1 through 10, Tentative Map No. 98-1199, San Diego, California, dated April 17, 2002, prepared by Geocon Incorporated.

2.                                                                                       Purchase Price. Based on the Net Salable Area as certified by the civil engineer’s Grading Certification described in Paragraph 1(a), the parties acknowledge and agree that the Purchase

Price shall be Twenty-Eight Million One Hundred Forty-Seven Thousand Five Hundred Thirty-Seven Dollars ($28,147,537).

3.                                                                                       Other Matters of Agreement.

(a)                                                                                                                                  This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one instrument.

(b)                                                                                                                                 Except to the extent modified hereby, all provisions of the Agreement as previously amended shall remain in full force and effect.

Seller:		Buyer:

H. G. FENTON COMPANY, a California corporation		BIOSITE INCORPORATED, a Delaware corporation

By	/s/ Henry F. Hunte	By	/s/ Christopher J. Twomey
Its	Chairman and CEO	Its	V.P, Finance and Chief Financial Officer

By	/s/ Michael P. Neal	By
Its	President and C.O.O.	Its